UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 22, 2013

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 South Mill Avenue, 8th Floor

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2013, Limelight Networks, Inc. (the “Company” or “Limelight”) announced that the Board of Directors (“Board”) completed its previously disclosed Chief Executive Officer (“CEO”) search process and has appointed Interim-CEO Robert Lento, 51, as the Company’s permanent President and CEO, effective immediately.

Also on January 22, 2013, Jeffrey Lunsford tendered his resignation as Board member and Chairman of the Board of the Company. Mr. Lunsford’s decision to resign is not the result of any disagreements with the Company relating to its operations, policies or practices. Concurrent with this resignation, the Board appointed Mr. Lento, subject to Mr. Lento commencing service as the Company’s permanent CEO pursuant to the terms of his employment agreement, to fill the vacancy created by Mr. Lunsford’s resignation and to serve until his successor is elected and qualified or until his earlier resignation or removal. Mr. Lento will become a Class II Board member. The initial term of Mr. Lento’s appointment will expire at the Company’s annual meeting in 2015.

Mr. Lento brings over thirty years of industry knowledge and leadership experience to Limelight Networks. Prior to joining Limelight, Lento spent 14 years at Convergys (NYSE: CVG), a $2B leader in customer management services with over 75,000 employees worldwide, serving a decade as the senior sales executive. During the last four years, as president of the company’s information management division, he led a turnaround creating a highly profitable and growing business, which NEC acquired in May 2012. Earlier, Mr. Lento served as president of LAN systems for Donnelly Enterprise Solutions, where he grew both top line revenue and profitability. Previously he served in executive roles at Entex Information Services, Decision Resources, and Future Information Systems. Mr. Lento holds a BS in Management from the State University of New York.

The Company entered into an employment agreement with Mr. Lento (the “Agreement”). The Agreement provides that Mr. Lento will commence performance of duties as the Company’s CEO on January 22, 2013. Mr. Lento will receive an annual salary of $475,000 and he is eligible to receive a target annual cash incentive bonus of $300,000 for calendar year 2013. The actual earned annual cash incentive, if any, will be payable upon the achievement of performance goals established or approved by the Board of the Company or by the Compensation Committee of the Board. The Company will also reimburse certain expenses for reasonable travel (including business or first class airfare), entertainment and other business expenses, including professional association fees, and actual, reasonable attorneys’ fees and costs incurred by him in connection with the review and negotiation of the Agreement, not to exceed $5,000 dollars.

The Company will issue Mr. Lento 750,000 Restricted Stock Units (the “RSUs”) and 2,000,000 stock options pursuant to the Company’s 2007 Equity Award Incentive Plan (the “Plan”). These awards will be issued on the third trading day following the opening of the Company’s trading window for executive officers following the dissemination of the Company’s fourth quarter 2012 earnings announcement (currently scheduled for February 19, 2013). One-quarter (1/4th) of the RSUs will vest on the one-year anniversary of the effective date of the Agreement, one-sixteenth (1/16th) of the RSUs will vest on March 1, 2014, and an additional one-sixteenth (1/16th) will vest on the first day of each June, September, December and March thereafter for twelve (12) consecutive quarters, provided Mr. Lento continues to be a Service Provider through each such vesting date. One-quarter (1/4th) of the shares subject to the stock option will vest on the one year anniversary of the effective date of the Agreement, and one-forty-eighth (1/48th) of the stock options will vest on the 20th day of February, 2014 and on the 20th day of each month thereafter until all of the stock options have vested (four years), provided Mr. Lento continues to be a service Provider through each such vesting date.

Except in the event of termination for Cause, as defined in the Agreement, Mr. Lento will be entitled to exercise any vested stock options until the first to occur of: (i) the date that is two (2) years following the later of such termination of employment or the date upon which Mr. Lento ceases to be a Service Provider, (ii) the applicable scheduled expiration date of such award (in the absence of any termination of employment) as set forth in the award agreement, or (iii) the ten (10) year anniversary of the award’s original date of grant. For purposes of clarity, the term “expiration date” shall be the scheduled expiration of the option agreement and not the period that Mr. Lento shall be entitled to exercise such option.

In the event that Mr. Lento’s employment is terminated by the Company without Cause or if Mr. Lento terminates voluntarily for Good Reason, and the termination is not in Connection with a Change of Control, as each such term is defined in the Agreement, Mr. Lento will receive continued payment of his base salary for the year in which the termination occurs for twelve (12) months, the actual earned cash incentive, if any, payable to Mr. Lento for the year in which the termination occurs, pro-rated to the date of termination, and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of twelve (12) months or the date upon which Mr. Lento and his eligible dependents become covered under similar plans.

In the event that the Company consummates a Change of Control transaction, defined as the consummation of a merger or consolidation or the approval of a plan of complete liquidation or for the sale or disposition of all or substantially all of the Company’s assets, 50% of Mr. Lento’s then outstanding unvested equity awards will vest immediately with such vesting being applied in reverse order such that the equity awards with the latest vesting date first become non-forfeitable under this provision provided that there remain at least six (6) months of vesting term after application of the reverse order vesting.

In the event that Mr. Lento’s employment is terminated by the Company without Cause or if Mr. Lento terminates voluntarily for Good Reason, and the termination is in connection with the Change of Control, as each such term is defined in the Agreement, Mr. Lento will receive continued payment of his base salary for the year in which the termination occurs for twelve (12) months, payment in an amount equal to 100% of Mr. Lento’s Target Annual Incentive for the year in which the termination occurs, 100% of Mr. Lento’s then outstanding unvested equity awards will vest, and Mr. Lento will receive reimbursement for premiums paid for continued health benefits under the Company’s health plans until the earlier of twelve (12) months or the date upon which Mr. Lento and his eligible dependents become covered under similar plans.

In the event that Mr. Lento’s employment is terminated due to death or Disability, twenty-five percent (25%) of Mr. Lento’s then unvested equity awards shall vest.

In connection with his service as CEO, Mr. Lento will relocate his principal residence from Cincinnati, Ohio, to the San Francisco Bay area. The Company will reimburse Mr. Lento for customary and reasonable relocation expenses actually incurred (subject to the reasonable approval of the Compensation Committee), including the cost of moving his family’s personal possessions and real estate brokerage fees paid by Mr. Lento in connection with the sale of his current residence if he chooses to sell that property within the first two years of the employment term.

On January 22, 2013, the Company issued a press release regarding Mr. Lento’s employment as the Company’s CEO and appointment to the Board. The press release is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Limelight Networks, Inc. dated January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.
Date: January 22, 2013
	By:	/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer & Secretary